DIAMOND HILL INVESTMENT GROUP, INC.
EMPLOYEE STOCK PURCHASE PLAN

ARTICLE 1
PURPOSE

This Plan is intended to foster and promote the Company’s long-term financial success and to increase shareholder value by (a) providing Participants with an opportunity to acquire an ownership interest in the Company, and (b) enabling the Company to attract and retain the services of outstanding individuals upon whose judgment, interest and dedication are important to the Company’s success.
ARTICLE 2
DEFINITIONS

When used in this Plan, the following terms will have the meanings given to them in this Article unless another meaning is expressly provided elsewhere in this document or clearly required by the context. When applying these definitions, the form of any term or word will include any of its other forms.
2.1.    Act. The Securities Exchange Act of 1934, as amended.
2.2. Adoption Date. October 27, 2020, the date that the Plan was originally adopted by the Board.
2.3.    Beneficiary. The person who has the right to receive (or exercise) any Plan benefits (or rights) that are unpaid (or unexercised) if the Participant dies.
2.4.    Board. The Company’s Board of Directors.
2.5.    Change of Control. Unless otherwise provided in any employment agreement between a Participant and the Company or any affiliate or in any other agreement between a Participant and the Company or any affiliate, the occurrence of any of the following:
(a)    Any transaction or series of transactions, whereby any person (as that term is used in Section 13 and 14(d)(2) of the Act), is or becomes the beneficial owner (as that term is used in Section 13(d) of the Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; provided, that for purposes of this paragraph, the term “person” will exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or an affiliate, (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership in the Company, and (iii) any venture capital firm or other investor in securities of the Company that first purchases any such securities within the thirty (30) day period following the effective date of the Plan;

(b)    Any merger, consolidation, other corporate reorganization or liquidation of the Company in which the Company is not the continuing or surviving corporation or entity or pursuant to which shares of Stock would be converted into cash, securities, or other property, other than (i) a merger or consolidation with a wholly-owned Subsidiary, (ii) a reincorporation of the Company in a different jurisdiction, or (iii) any other transaction in which there is no substantial change in the stockholders of the Company;
(c)    Any merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation, or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation, or other reorganization;
(d)    The sale, transfer, or other disposition of all or substantially all of the assets of the Company in one transaction or a series of transactions; or
(e)    A change or series of related or unrelated changes in the composition of the Board, during any twenty-four (24) month period beginning on the first anniversary of the Effective Date, as a result of which fewer than fifty percent (50%) of the incumbent directors are directors who either (i) had been directors of the Company on the later of such first anniversary of the Effective Date or the date twenty-four (24) months prior to the date of the event that may constitute a Change of Control (the “Original Directors”) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of a least a majority of the aggregate of the Original Directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved.
Notwithstanding the foregoing, the following transactions will not constitute a “Change of Control:” (i) any transaction the sole purpose of which is to change the state of incorporation of the Company or to create a holding company that will be owned in substantially the same proportions by te persons who held the Company’s securities immediately before such transaction; or (ii) with respect to any Purchase Right that is subject to Section 409A of the Code and for which no exception applies, any transaction or event described above that does not also constitute a “change in control event” within the meaning of Section 409A of the Code.
2.6.    Code. The Internal Revenue Code of 1986, as in effect on the Effective Date or as amended or superseded after the Effective Date, and any regulations and applicable rulings issued under the Code.
2.7.    Committee. The committee to which the Board delegates responsibility for administering the Plan. Such committee may include individuals who are not members of the Board.
2.8.    Company. Diamond Hill Investment Group, Inc., an Ohio corporation, and any successor to it.

2.9.    Designated Subsidiary. Any Subsidiary that has been designated by the Committee as a Subsidiary whose Employees shall be eligible to participate in the Plan.
2.10.    Effective Date. January 1, 2021, the date the Board designated on the Adoption Date as the date on which the Plan would first go into effect.
2.11.    Eligible Employee. As of any Entry Date, any Employee who complies with Article 3 and other Plan provisions; provided, as of such Entry Date, the Employee (a) is not an Employee whose customary employment is for not more than five (5) months in any calendar year; or (b) does not own Stock possessing 5% or more of the total combined voting power or value of all classes of Stock of the Company or any Subsidiary.
2.12.    Employee. Any person who, on an applicable Entry Date, is a common law employee of any Employer. A worker who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of an Employer for any reason and on any basis will be treated as a common law employee from the first Entry Date that begins after the date of that determination and will not retroactively be reclassified as an Employee for any purpose of this Plan.
2.13.    Employer. The Company and each Designated Subsidiary employing an Eligible Employee.
2.14.    Entry Date. The first day of each Offering Period and the date that Purchase Rights are granted under the Plan for the ensuing Offering Period.
2.15.    Fair Market Value. The value of one (1) share of Stock on any relevant date, determined under the following rules:
(a)    If the Stock is traded on an exchange, the reported “closing price” on the relevant date, if it is a trading day, otherwise on the next trading day;
(b)    If the Stock is traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the relevant date if it is a trading day, otherwise on the next trading day; or
(c)    If neither of the preceding apply, the fair market value as determined by the Committee in good faith.
2.16.    Offering Period. The period during which payroll deductions will be accumulated in Plan Accounts to fund the purchase of shares of Stock. Each Offering Period will commence on such date as may be determined from time to time by the Committee. Each Offering Period will consist of one (1) calendar quarter, unless a different period is established by the Committee and announced to Eligible Employees before the beginning of the Offering Period.
2.17.    Participant. Any Eligible Employee who complies with the conditions described in Article 3 for the current Offering Period.

2.18.    Plan. The Diamond Hill Investment Group, Inc. Employee Stock Purchase Plan, as the same may be amended from time to time. This Plan is intended to comply with Code Sections 421 and 423.
2.19.    Plan Account. The individual account established by the Committee for each Participant to which all amounts described in Section 3.1(a)(i) are credited until applied as described in Article 6.
2.20.    Purchase Date. The last day of each Offering Period and the date on which shares of Stock are purchased in exchange for the Purchase Price (or the first trading day preceding the last day of the Offering Period, if such last day is not a trading day).
2.21.    Purchase Price. The price established by the Committee for each Offering Period that each Participant must pay to purchase shares of Stock under this Plan but which may never be less than 85 percent of the Fair Market Value of a share of Stock on each Purchase Date.
2.22.    Purchase Right. The right to purchase shares of Stock subject to the terms of the Plan.
2.23.    Stock. A common share, without par value, issued by the Company.
2.24.    Stock Account. The account established for each Participant to which the Company transfers shares of Stock acquired under the Plan.
2.25.    Subsidiary. Any corporation, limited liability company, partnership or other form of unincorporated entity of which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock, if the entity is a corporation; or of the capital or profits interest, if the entity is a limited liability company, a partnership or another form of unincorporated entity.
2.26.    Termination. Cessation of the employee-employer relationship between a Participant and each Employer for any reason. Also, a Participant will be treated as having Terminated on the date his or her employer is no longer an Employer.
ARTICLE 3
PARTICIPATION

3.1.    Enrollment.
(a)    Each Eligible Employee may become a Participant for any Offering Period beginning after the date he or she complies with each of the following conditions:
(i)    Elects to participate by authorizing the Employer to withhold a portion of his or her base salary and/or incentive compensation. This authorization will be made under rules developed by the Committee within the following limits: each authorization (A) must be stated in whole dollars, (B) may not authorize or result in authorization of a deduction (I) less than $250.00 or such other amount specified by the Committee (which may never be less than $10.00 per pay period) or (II) more than the amount specified by the Committee (which may never exceed the limitation specified in Section 5.1 for each calendar year), (C) must be signed by the enrolling Eligible Employee and (D) must be delivered to the Committee within the period specified by the Committee.
(ii)    Complies with any other rules established by the Committee.
(b)    By enrolling in the Plan, each Participant will be deemed to have (i) agreed to the terms of the Plan and (ii) authorized the Employer to withhold from his or her base salary and/or incentive compensation (A) the amounts authorized in accordance with Section 3.1(a)(i) and (B) any taxes and other amounts due in connection with any transaction contemplated by the Plan.
3.2.    Duration of Election to Participate.
Subject to the terms of the Plan:
(a)    Participants’ withholding authorizations will be implemented beginning with the first payroll period with a paycheck date in the Offering Period for which it is received by the Committee and will remain in effect until revoked or changed under the rules described in Section 3.2(b).
(b)    A Participant who elects to participate in the Plan for any Offering Period by complying with the rules described in Section 3.1 may not change or revoke that election for that Offering Period. In addition, the Participant’s election will remain in effect for each subsequent Offering Period until changed or revoked by the Participant by complying with the rules described in Section 3.1 as if the changed or revoked election were a new election. Any change to or revocation of an earlier election will be effective as of the first day of the first Offering Period beginning after the revised election is delivered to the Committee and will remain in effect until revoked or changed under the rules described in this Section 3.2.
3.3.    No Interest Paid. No interest will be paid with respect to any amount credited to or held in any Plan Account.
ARTICLE 4
ADMINISTRATION

4.1.    Committee Duties.
(a)    The Committee is responsible for administering the Plan and has all powers appropriate and necessary to that purpose. Consistent with the Plan’s objectives, the Committee may adopt, amend and rescind rules and regulations relating to the Plan, to the extent appropriate to protect the Company’s interests and has complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Plan. Any action by the Committee will be final, binding and conclusive for all purposes and upon all persons. The Committee is granted all powers appropriate and necessary to administer the Plan.
(b)    Without limiting the generality of the provisions of Section 4.1(a), consistent with the terms of the Plan, the Committee:
(i)    May exercise all discretion granted to the Committee under the Plan;
(ii)    Will determine whether to have an Offering Period, and, if so, the date on which such Offering Period is to commence and establish the number of shares of Stock that may be acquired during such Offering Period if the number available during any Offering Period is less than all remaining available shares determined under Section 5.2;
(iii)    May develop and impose other terms and conditions the Committee believes are appropriate and necessary to implement the purposes of the Plan;
(iv)    Will establish and maintain a Plan Account for each Participant which will be (A) credited with amounts described in Section 3.1(a)(i) and (B) debited with all amounts applied to purchase shares of Stock;
(v)    Will establish a Stock Account for each Participant which will be credited with shares of Stock until released as provided in Article 7;
(vi)    Will administer procedures through which Eligible Employees may enroll in the Plan;
(vii)    Will disseminate information about the Plan to Eligible Employees; and
(viii)    Will apply all Plan rules and procedures.
4.2.    Delegation of Ministerial Duties. In its sole discretion, the Committee may delegate any ministerial duties associated with the Plan to any person (including employees) that the Committee deems appropriate other than those duties described in Section 4.1(b)(i), (ii) and (iii).
4.3.    General Limit on Committee. Consistent with applicable law and Plan terms, the Plan will be administered in a manner that extends equal rights and privileges to all Participants.
ARTICLE 5
OFFERING

5.1.    Right to Purchase. Subject to Sections 5.2 and 5.3 and Article 6, the number of shares of Stock that may be purchased during each Offering Period will be established by the Committee before the beginning of each Offering Period. Notwithstanding any provision contained herein, no Participant may be granted a Purchase Right which permits the Participant to purchase Stock under this Plan or any other stock purchase plan maintained by the Company or any Subsidiary to accrue at a rate which exceeds $25,000 of Fair Market Value of Stock (determined at the time that such Purchase Right is granted) for each calendar year in which such Purchase Right is outstanding at any time. This limitation shall be construed in accordance with the provisions of § 423(b)(8) of the Code.
5.2.    Number of Shares of Stock. Subject to Section 5.3, the aggregate number of shares of Stock that may be purchased under the Plan is 100,000.
5.3.    Adjustment in Capitalization. If, after the Effective Date, there is a Stock dividend or Stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares, or other similar corporate change affecting Stock, the Committee will appropriately adjust (a) the number of Purchase Rights that may or will be issued, (b) the aggregate number of shares of Stock available under Section 5.2 or subject to outstanding Purchase Rights (as well as any share-based limits imposed under this Plan), (c) the respective Purchase Price, number of shares and other limitations applicable to outstanding or subsequently issued Purchase Rights and (d) any other factors, limits or terms affecting any outstanding or subsequently issued Purchase Rights.
5.4.    Source of Stock. Shares of Stock to be purchased under the Plan may, in the Board’s discretion, be authorized but unissued shares not reserved for any other purpose or treasury shares previously outstanding and reacquired by the Company.
ARTICLE 6
PURCHASE OF SHARES

6.1.    Purchase.
(a)    Throughout each Offering Period, the Employer will withhold from each Participant’s base salary and/or incentive compensation the amount the Participant has authorized in accordance with Section 3.1(a)(i). These amounts will be held in the Participant’s Plan Account until the Purchase Date.
(b)    As of each Purchase Date and subject to the Plan’s terms and limits, the value of each Participant’s Plan Account will be divided by the Purchase Price established for that Offering Period and each Participant will be deemed to have purchased the number of whole shares of Stock produced by dividing the value of the Participant’s Plan Account as of the Purchase Date by the Purchase Price. Simultaneously, the Participant’s Plan Account will be charged for the amount of the purchase. Any remaining amounts in the Participant’s Plan Account that are insufficient to purchase a whole share of Stock will remain in the Participant’s Plan Account and will be available to purchase whole shares of Stock during future Offering Periods. In the event that an amount remains in a Participant’s Plan Account because such Participant has purchased shares of Stock up to the maximum amount permitted under Section 5.1, such remaining amount will be refunded to the Participant within ten (10) business days following the last day of the applicable Offering Period.
6.2.    Remaining Available Shares.
(a)    If application of the procedures described in Section 6.1 would result in the purchase of a number of shares of Stock larger than the number of shares of Stock offered during that Offering Period, the Committee will allocate available shares of Stock among Participants and any cash remaining in Participants’ Plan Accounts will be credited to the next Offering Period and, subject to the terms of the Plan, applied along with additional amounts credited to that Offering Period to purchase shares of Stock during that Offering Period and at the Purchase Price established for that Offering Period.
(b)    If application of the procedures described in Section 6.1 would result in the purchase of a number of shares of Stock less than the number of shares of Stock made available for purchase for any Offering Period, the excess shares of Stock will be available for purchase during any subsequent Offering Period.
6.3.    Delivery of Shares; Participants’ Stock Accounts.
(a)    At or as promptly as practicable after the end of each Offering Period, the Company will deliver, or cause to be delivered, the shares of Stock purchased by a Participant during that Offering Period to the transfer agent for the Company’s Stock for deposit into that Participant’s Stock Account for the Plan.
(b)    Cash dividends on any shares of Stock credited to a Participant’s Stock Account will be paid in cash to the Participant.
(c)    Each Participant’s Stock Account will be credited with any shares of Stock distributed as a dividend or distribution in respect of shares of Stock credited to that Participant’s Stock Account or in connection with a split of Stock credited to that Participant’s Stock Account.
(d)    As soon as reasonably practicable after receipt, the transfer agent will sell any noncash dividends (other than securities of the Company) received with respect to any Stock held in a Participant’s Stock Account and pay the proceeds of that sale to the Participant in the manner described in Section 6.3(b).
(e)    Each Participant will be entitled to vote the number of shares of Stock credited to his or her Stock Account on any matter as to which the approval of the Company’s shareholders is sought.

ARTICLE 7
TERMINATION/RELEASE FROM STOCK ACCOUNTS

7.1.    Effect of Termination on Election to Participate.
A Participant who Terminates will be deemed to have withdrawn from the Plan. Any cash amounts credited to his or her Plan Account for the Offering Period during which the Termination occurs will be refunded to the Participant (or to the Participant’s Beneficiary, in the event of the Participant’s death) within 30 days following his or her Termination. No shares of Stock will be purchased for that Participant in any Offering Period that ends after such Participant’s Termination.
7.2.    Release from Stock Accounts.
(a)    Subject to Article 8, during the period ending on the date that is twelve (12) full calendar months after the date on which the Stock was purchased and credited to a Participant’s Stock Account, the Participant may not transfer the Stock held in his or her Stock Account. At the end of the period described in the immediately preceding sentence, the shares of Stock held in a Participant’s Stock Account will be released from the Stock Account and treated in the manner elected by the Participant in accordance with the rules prescribed by the Committee and the transfer agent.
(b)    In the event of a Participant’s death, the provisions of Section 7.2(a) regarding the treatment of Stock released from the Participant’s Stock Account shall immediately apply to the Participant’s Beneficiary (i.e., the limitation on transferability shall cease to apply upon the Participant’s death).
ARTICLE 8
EFFECT OF CHANGE IN CONTROL

If the Company undergoes a Change in Control, all shares of Stock held in each Participant’s Stock Account will be made available to the Participant under procedures developed by the transfer agent and the Committee.
ARTICLE 9
AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

9.1.    Amendment, Modification, Termination of Plan. The Plan will automatically terminate after all available shares of Stock have been sold. Also, the Board may terminate, suspend or amend the Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by (a) Rule 16b-3 under the Act, or any successor rule or regulation, (b) applicable requirements of Section 423 of the Code or (c) any securities exchange, market or other quotation system on or through on which the Company’s securities are listed or traded. Also, no Plan amendment may (d) cause the Plan to fail to meet requirements imposed by Rule 16b-3 or (e) without the consent of the affected Participant adversely affect any Purchase Right issued before the amendment, modification or termination.
9.2.    Effect of Plan Termination.
(a)    If the Plan is terminated effective on a day other than the last day of any Offering Period, the Offering Period during which the Plan is terminated also will end on the same day. Any cash balances held in Plan Accounts when the Plan is terminated will be refunded to the Participant for whom the Plan Account was established, and no shares of Stock will be sold through the Plan for that Offering Period. All shares of Stock held in Stock Accounts will be released following the procedures described in Section 7.2.
(b)    If the Plan is terminated as of the last day of any Offering Period, the Committee will apply the terms of the Plan through the end of that Offering Period. However, no further shares of Stock will be offered under the Plan for any subsequent Offering Period and all shares of Stock then held in Stock Accounts will be released following the procedures described in Section 7.2.
ARTICLE 10
MISCELLANEOUS

10.1.    Restriction on Transfers. Except as provided in Section 10.2, no right or benefit under the Plan may be transferred, assigned, alienated, pledged or otherwise disposed of in any way by a Participant. All rights and benefits under the Plan may be exercised during a Participant’s lifetime only by the Participant.
10.2.    Beneficiary. Each Participant may designate a Beneficiary or Beneficiaries pursuant to procedures established by the Committee. If a Participant dies and has failed to so designate a Beneficiary (or the designated Beneficiary has pre-deceased the Participant), the deceased Participant’s Beneficiary will be his or her estate.
10.3.    No Guarantee of Employment. Nothing in the Plan may be construed as:
(a)    Interfering with or limiting the right of any Employer to terminate any Participant’s employment at any time; or
(b)    Conferring on any Participant or Employee any right to continue as an Employee.
Further, no Participant will be entitled by reason of participation in the Plan to any compensation, in connection with termination of employment, for loss of any right or benefit or prospective right or benefit which the Participant might otherwise have enjoyed by way of damages for breach of contract.
10.4.    No Promise of Future Awards. The right to purchase shares of Stock under the Plan is being made available on a voluntary and discretionary basis and the Purchase Right with respect to each individual Offering Period is being offered on a one-time basis and does not constitute a commitment to make any Purchase Right available in the future. The right to purchase shares of Stock hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by applicable law.
10.5.    Tax Requirements and Notification. Each Participant is solely responsible for satisfying any applicable local, state, federal and foreign tax requirements associated with any taxable amount received from or associated with his or her participation in the Plan. Each Employer will withhold required taxes in the same manner and for the same taxing jurisdiction as the Employer withholds taxes from Participants’ other compensation.
10.6.    Indemnification. Each individual who is or was a member of the Committee or of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including, without limitation, attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or failure to take action under the Plan as a Committee or Board member and against and from any and all amounts paid, with the Company’s approval, by him or her in settlement of any matter related to or arising from the Plan as a Committee or Board member or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Committee or Board member, but only if he or she gives the Company an opportunity, at the Company’s own expense, to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf. The right of indemnification described in this Section 10.6 is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under the Company’s organizational documents, by contract, as a matter of law or otherwise.
10.7.    No Limitation on Compensation. Nothing in the Plan is to be construed to limit the right of the Company to establish other plans or to pay compensation to its employees or directors, or those of its Subsidiaries, in cash or property, in a manner not expressly authorized under the Plan.
10.8.    Requirements of Law. The availability of Purchase Rights and the issuance of shares of Stock will be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Also, no shares of Stock will be sold under the Plan unless the Company is satisfied that the issuance of those shares of Stock will comply with applicable federal and state securities laws. Certificates for shares of Stock delivered under the Plan may be subject to any stock transfer orders and other restrictions that the Committee believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or other recognized market or quotation system upon which the Stock is then listed or traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this Section 10.8.

10.9.    Uncertificated Shares of Stock. To the extent that the Plan provides for the issuance of certificates to reflect the delivery of Stock, the delivery of Stock may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange upon which shares of Stock are traded.
10.10    Expenses. Except as otherwise provided in this Section 10.10 and the Plan, costs and expenses incurred in the administration of the Plan and maintenance of Plan Accounts will be paid by the Company. Under no circumstance will the Company pay any brokerage fees and commissions arising in connection with the sale of shares of Stock acquired under the Plan by any Participant.
10.11.    Governing Law. The Plan and all related elections, authorizations or agreements will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the United States and of the State of Ohio.
10.12.    No Impact on Benefits. The right to purchase shares of Stock under this Plan is an incentive designed to promote the objectives described in Article 1 and is not to be treated as compensation for purposes of calculating a Participant’s rights under any employee benefit plan.
10.13.    Data Privacy. Information about the Participant and the Participant’s participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan. The Participant understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third-party administrators whether such persons are located within the Participant’s country or elsewhere, including the United States of America. The Participant consents to the processing of information relating to the Participant and the Participant’s participation in the Plan in any one or more of the ways referred to above.
10.14.    Effective Date. The Plan was effective as of the Effective Date, subject to the approval thereof by the shareholders of the Company at the 2021 Annual Meeting of Shareholders.